UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 29, 2024
__________________
FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 Bush Street, Suite 2700
San Francisco, CA 94104
(Address of principal executive offices, including zip code)
(415) 616-1000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
__________________
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on February 19, 2021, the Federal Home Loan Bank of San Francisco (“Bank”) entered into an employment agreement (the “Employment Agreement”) with Teresa Bryce Bazemore, the Bank’s President and Chief Executive Officer. The Employment Agreement with Ms. Bazemore had an initial term of three years (the “Initial Term”), commencing on March 15, 2021, which term would automatically extend for one-year terms thereafter absent written notice by the Bank or Ms. Bazemore of non-renewal at least one month prior to the end of the Initial Term or any extension thereof (such written notice, a “Non-Renewal Notice”). On July 28, 2023, the Board of Directors (the “Board”) of the Bank determined, in consultation with Ms. Bazemore, not to renew Ms. Bazemore’s Employment Agreement and delivered a Non-Renewal Notice to Ms. Bazemore on July 31, 2023.

The Board has formed a search committee of the Board, as previously disclosed, to conduct a search for Ms. Bazemore’s successor and to evaluate and propose qualified candidates for approval to the Board. The Board has identified an external candidate and is in the final stages of the recruitment process, which includes non-objection by the Federal Housing Finance Agency and other requirements and conditions.

Due to the ongoing recruitment process, on February 29, 2024, the Bank and Ms. Bazemore entered into an amendment to her Employment Agreement (“Amendment No. 1”) to mutually extend the term of her employment to June 30, 2024. Also on February 29, 2024, the Board delivered an Amended Non-Renewal Notice to Ms. Bazemore, which stated that the Bank will not extend the Initial Term of the Employment Agreement beyond June 30, 2024.

The foregoing description of the amendments to Ms. Bazemore’s Employment Agreement does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1, which is incorporated herein by reference as Exhibit 10.1.

Forward-Looking Statements

This Current Report on Form 8-K and certain materials the Bank files with the U.S. Securities and Exchange Commission (the “SEC”), as well as information included in oral statements or other written statements made or to be made by the Bank, other than statements of historical fact, contain certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates, assumptions, projections and management’s beliefs, that are subject to change. These forward-looking statements speak only as of the date they are made. These statements may use forward-looking terms, such as “endeavoring,” “will,” and “expects,” or their negatives or other variations on these terms. There can be no assurance that these forward-looking statements will be achieved; these statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond the Bank’s control and are difficult to predict. Therefore, actual outcomes and results could differ materially from those expressed or implied in these forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, the search committee’s ability to conduct a search and to evaluate qualified candidates by the Board in a timely manner. The Bank undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit

	10.1	Amendment No. 1 to Employment Agreement by and among the Federal Home Loan Bank of San Francisco and Teresa Bryce Bazemore, dated February 29, 2024
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: February 29, 2024	By:	/s/ Anne Segrest McCulloch
Anne Segrest McCulloch Executive Vice President, Chief Legal Officer and Corporate Secretary